February 27, 2003


Mr. Gale E. Klappa                          Mr. Wayne Boston
The Southern Company                        Southern Company Services, Inc.
270 Peachtree Street, N.W.                  241 Ralph McGill Boulevard
Atlanta, GA 30303                           Atlanta, GA 30308


Dear Sirs:

         Gulf Power Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933 with respect to preferred securities of a statutory business trust or trusts (or other special purpose entity or entities), and guarantee or guarantees and senior and junior subordinated debt securities of Gulf Power Company, in any combination of such securities, in an aggregate amount of not to exceed $360,000,000.

         Gulf Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney (with full power of substitution) for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission the aforementioned registration statement or statements and appropriate amendment or amendments thereto (including post-effective amendments), to be accompanied in each case by a prospectus and any appropriately amended prospectus or supplement thereto and any necessary exhibits.

         Gulf Power Company hereby authorizes you or either of you to execute said registration statement or statements and any amendments thereto (including post-effective amendments) on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

         The undersigned directors and officers of Gulf Power Company hereby authorize you or either one of you to sign said registration statement or statements on their behalf as attorney-in-fact and to amend, or remedy any deficiencies with respect to, said registration statement or statements by appropriate amendment or amendments (including post-effective amendments) and to file the same as aforesaid.

                                             Yours very truly,

                                             GULF POWER COMPANY



                                         By  /s/Thomas A. Fanning
                                               Thomas A. Fanning
                                                 President and
                                             Chief Executive Officer



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                                      - 2 -






    /s/C. LeDon Anchors                           /s/William A. Pullum
     C. LeDon Anchors                               William A. Pullum




 /s/William C. Cramer, Jr.                        /s/Joseph K. Tannehill
  William C. Cramer, Jr.                            Joseph K. Tannehill




    /s/Fred C. Donovan                             /s/Ronnie R. Labrato
      Fred C. Donovan                                Ronnie R. Labrato




   /s/Thomas A. Fanning                              /s/Warren E. Tate
     Thomas A. Fanning                                Warren E. Tate




   /s/H. Allen Franklin
     H. Allen Franklin

Extract from minutes of meeting of the board of directors of Gulf Power Company.

                             - - - - - - - - - - - -

                  RESOLVED FURTHER: That for the purpose of signing such registration statement or statements and any amendment or amendments (including post-effective amendments) thereto, the Company, the members of its Board of Directors and its officers, be and they are hereby authorized to give their several powers of attorney to Gale E. Klappa and Wayne Boston.

                             - - - - - - - - - - - -

         The undersigned officer of Gulf Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the Board of Directors of Gulf Power Company, duly held on February 27, 2003, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  April 10, 2003                               GULF POWER COMPANY



                                                     By /s/Wayne Boston
                                                          Wayne Boston
                                                      Assistant Secretary